Exhibit 10.14

PROMISSORY NOTE

$2,100,000.00	Phoenix, Arizona March 7, 2014

FOR VALUE RECEIVED, the undersigned ("Maker") promises to pay to the order of Investment Property Exchange Services, Inc., a California corporation, its successors or assigns ("Holder"), the principal sum of TWO MILLION ONE HUNDRED THOUSAND and NOM 00ths DOLLARS ($2,100,000.00) with interest thereon at the rate of seven and one-half percent (7.5%) from the date of this Promissory Note as follows: Interest-only payments commencing on the 7th day of April, 2014, and continuing on the 7th day of each month thereafter until paid. The entire unpaid principal balance, all accrued interest and any other amount payable hereunder shall be all due and payable on March 7, 2019 (the "Maturity Date").

All payments of principal, interest or other amounts due under this Note are payable in lawful money of the United States of America to Holder at Attn: Paula Ripp, 60 E. Rio Salado Parkway, Suite, 1103, Tempe, AZ 85281, or such other place as the Holder may designate in writing. All payments shall be applied first to interest and thereafter to principal, in accordance with the amortization schedule attached hereto.

All interest hereunder shall be calculated on the basis of a three hundred sixty (360) day year consisting of twelve (12) thirty (30) day months; provided, however, that all interest payable for less than a full calendar month shall be calculated for the actual number of days principal is outstanding.

This Note is secured by, among other things, a Deed of Trust and Security Agreement with Assignment of Rents (the "Deed of Trust") of even date herewith and recorded in the Records of Maricopa County, Arizona.

Time is of the essence for payment of this Note. In the event that any payment required under this Note, or the Deed of Trust, is not made within ten (10) days after the date due (regardless of mail delay), a late charge equal to Five Percent (5%) of the amount overdue shall become immediately due and payable for the purpose of defraying the expenses incident to handling such delinquent payments. Such late charge represents the reasonable estimate of Holder and Maker of fair compensation for the loss that will be sustained by Holder due to the failure of Maker to make timely payments. Such late charge shall be paid without prejudice to the right of Holder to collect any other amounts provided or agreed to be paid or to declare a default hereunder or under the Deed of Trust or any instrument securing this Note. Such late charge shall not be applicable to the final payment due under this Note on the Maturity Date.

Promissory Note Page 1

Upon the failure by Maker to make any installment payment within twenty (20) days of the due date, or in the event Maker fails to make timely payments (within five (5) days of the due date) more than twice in any Loan Year, or in the event of any uncured default under the Deed of Trust, Assignment of Leases, or any other instrument securing this Note, then the entire unpaid principal balance, shall at once or at any time thereafter during continuance of any such default, at the option of Holder, become due and payable. Failure to exercise such option shall not constitute a waiver of the right to exercise the same upon the occurrence of any subsequent such event of default or continuance of such default after demand for strict performance. Acceptance by Holder of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an event of default.

Upon the failure by Maker to make any installment payment under this Note within twenty (20) days of the due date, the failure to make any other payment required under this Note, when due, or the occurrence of a default under the Deed of Trust, or any other instrument securing this Note which is not cured within any applicable cure period, then the entire unpaid principal balance shall then accrue interest at the rate of Fifteen Percent (15%) per annum (the "Default Interest Rate") until such default is cured, at which time the normal rate of interest shall then accrue. At such time as a judgment is obtained for any amounts owing under this Note or any document or instrument securing this Note, interest shall continue to accrue on the amount of judgment at the Default Interest Rate.

In the event this Note is placed in the hands of an attorney for collection, or if Holder becomes party plaintiff or defendant in any legal proceeding in relation to the trust property or the lien created by the Deed of Trust or any other instrument securing this Note, or for the recovery or protection of said property or indebtedness, the Maker hereof and Maker's successors and assigns will pay to the Holder, all costs and expenses incurred by Holder, including attorneys' fees, appraisal fees, and reasonable travel expenses, together with interest at the Default Interest Rate from the date they are incurred.

In the event the Holder of this Note finds it necessary to pay real or personal property taxes, assessments, insurance payments, or any other charges, fees, or payments as described in and permitted under the Deed of Trust, or any other document which secures the payment of the indebtedness evidenced by this Note, then such sums shall immediately be added to this Note as additional principal and shall accrue interest at the Default Interest Rate from the date of payment by Holder. Such sums shall be due and owing in full from Maker to Holder ten (10) days after Holder has given notice of payment thereof to Maker.

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All fees, costs, expenses, late charges, default interest or other contractual obligations (the "additional sums") paid by Maker to Holder, whether pursuant to the Note, the Deed of Trust, or any other document evidencing or securing the loan or indebtedness, which, under the laws of the State of Arizona may be deemed to be interest with respect to such loan or indebtedness, shall, for the purpose of any laws of the State of Arizona which may limit the maximum rate of interest to be charged with respect to such loan or indebtedness, be payable by Maker as, and shall be deemed to be, additional interest, and for such purposes only, the agreed upon and contracted rate of interest described above shall be deemed to be increased by the additional sum. Maker understands and believes that this lending transaction complies with the usury laws of Arizona; however, if any interest or other charges are ever deemed to exceed the maximum amount permitted by law, then: (a) the amount of interest or charges payable hereunder by Maker shall be reduced to the maximum amount permitted bylaw; and (b) any excess amount permitted by law will be credited against the unpaid principal indebtedness. If the principal indebtedness has already been paid, the excess amount paid will be refunded to Maker.

Maker does not waive diligence, demand, presentment for payment, protest and notice of non-payment and of protest, notice of default, notice of acceleration, and all other notices or demands of any kind, except as otherwise provided for in this Note or the Deed of Trust, Assignment of Leases, or any other instrument securing this Note.

The loan evidenced by this Note is made in the State of Arizona and the provisions hereof will be construed in accordance with the laws of the State of Arizona. Further, in the event of default, this Note may be enforced in any court of competent jurisdiction in the State of Arizona.

Failure of the Holder to exercise any option hereunder shall not constitute a waiver of the right to exercise the same in the event of any subsequent default or in the event of the continuation of any existing default.

Should any one or more provisions of this Note be determined to be illegal or unenforceable, such provision or provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and all other provisions shall be effective.

Any notice required or permitted under this Note shall be deemed given upon the earlier of actual receipt or three (3) days after mailing same by registered or certified mail, postage prepaid, return receipt requested, to Maker at 16624 N. 90th Street, Suite 101, Scottsdale, Arizona 85260, or to Holder at attn: Paula Ripp, 60 E. Rio Salado Parkway, Suite 1103, Tempe, AZ 85281, or to such other addresses either may request by written electronic notice, or one (1) day following pickup by a nationally recognized overnight delivery service.

The terms of this Note apply to, inure to the benefit of, and bind all parties hereto, their heirs, legatees, devisees, administrators, executors, successors and assigns; and if any third party shall become the holder of this Note, such party shall have and possess all rights hereunder to the extent as if this Note had been originally delivered to such third party holder.

“Maker"	ZONED PROPERTIES, INC.
a Nevada corporation

	By:	/s/ Marc Brannigan
Marc Brannigan
Its: President

Promissory Note